Exhibit 21.1

LIST OF SUBSIDIARIES

The following entities are subsidiaries of Encore Inc. as of the time of this offering

Name	Jurisdiction of Organization or Incorporation
Audio Visual Services Bahamas, Ltd.	Bahamas
Audio Visual Services Corporation SARL	France
Audio Visual Services Corporation, Ltd.	United Kingdom
Audio Visual Services, LLC	Delaware
Audio Visuals International, Inc.	Missouri
AVC Live Limited	United Kingdom
AVSC Europe Limited	United Kingdom
AVSC Europe Spain, S.L.	Spain
AVSC Holding Corp.	Delaware
AVSC Intellectual Property Management, LLC	Delaware
AVSC, S.A. de C.V.	Mexico
Barkley Kalpak and Associates	New York
Clive Agency Inc.	Delaware
Concise Limited	United Kingdom
Concise Media Design Ltd.	Hong Kong
Concise Media Design, LLC	Delaware
Conference Systems, Inc.	District of Columbia
Eclipse Group International, Ltd	British Virgin Islands
Eclipse Presentations Limited	United Kingdom
Encore Capital, LLC	Texas
Encore Cayman, Ltd.	Cayman Islands
Encore Event Technologies (Asia Pacific) Pty Limited	Australia
Encore Event Technologies (Fiji) Pte Limited	Fiji
Encore Event Technologies (HK) Holding Limited	Hong Kong
Encore Event Technologies Austria GmbH	Austria
Encore Event Technologies China Holding Limited	Hong Kong
Encore Event Technologies Co., Ltd.	Thailand
Encore Event Technologies Group Pty. Limited	Australia
Encore Event Technologies Holding (Singapore) Pte. Ltd.	Singapore
Encore Event Technologies Hong Kong Limited	Hong Kong
Encore Event Technologies Macau Limited	Macau
Encore Event Technologies Malaysia Sdn. Bhd.	Malaysia
Encore Event Technologies Mexico, S. de R.L. de C.V.	Mexico
Encore Event Technologies NZ Limited	New Zealand
Encore Event Technologies Philippines Inc.	Philippines
Encore Event Technologies Pty, Limited	Australia

Encore Event Technologies Singapore Pte. Ltd	Singapore
Encore Event Technologies South Korea Limited	South Korea
Encore Event Technologies, Bahamas, Ltd.	Bahamas
Encore Events GmbH	Germany
Encore Global Events (Canada) ULC	Canada
Encore Global Spain SL	Spain
Encore Group (USA) LLC	Delaware
Encore Jamaica Limited	Jamaica
Encore Latin America, LLC	Texas
Encore Management GmbH	Germany
Encore Netherlands B.V.	Netherlands
Encore Staging Services, LLC	United Arab Emirates
Encore Swiss AG	Switzerland
Encore Technologies Taiwan Pte. Limited	Taiwan
Encore Technology (Beijing) Co., Ltd	Beijing
Encore Venue Services LLC	United Arab Emirates
EncoreAV Dominican Republic, S.R.L.	Dominican Republic
ETF National Pty Limited	Australia
Exhibitions and Trade Fairs Pty Limited	Australia
First Agency Holdings Limited	United Kingdom
First Agency Holdings, Inc.	Delaware
First Agency Limited	Hong Kong
First Agency Solutions Holdings Limited	United Kingdom
First Agency Solutions Inc.	Delaware
First Agency Solutions Ltd	United Kingdom
First Agency Solutions Pte Ltd	Singapore
First Agency Solutions Pty Ltd	Australia
First Events Agency Limited	Ireland
First Global Management Services Inc.	Delaware
First Global Management Services Ltd.	United Kingdom
First Protocol Agency Ireland Limited	Ireland
First Protocol Event Management Limited	United Kingdom
First Protocol Group Limited	United Kingdom
First Protocol Inc.	Delaware
First Pte Limited	Singapore
Hargrove LLC	Delaware
Hawthorn Theatrical Limited	United Kingdom
HRI, V.I., Inc.	US Virgin Island
MVP International, Inc.	Texas
Presentation Services Resources, S.A. de C.V.	Mexico
Presentation Services S.A. de C.V.	Mexico
PSAV (NY) LLC	Delaware
PSAV Asia Limited	Hong Kong
PSAV Group (Canada) Investments ULC	Canada
PSAV Presentation Services SARL	Monaco

PSAV Private Ltd	Singapore
RPG Live Limited	United Kingdom
Swank Audio Visuals of Mexico, S. de R.I. De C.V.	Mexico
Swank Audio Visuals of Puerto Rico, LLC	Puerto Rico
Visual Action Holdings Inc.	Delaware
Visual Action Holdings, Ltd	United Kingdom